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GEODYNE ENERGY INCOME PROGRAMS
2003 YEAR-END ESTIMATED VALUATION ON A PER UNIT BASIS(1)

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                                                                         CASH DISTRIBUTIONS PER UNIT
                                                                         ---------------------------

                                                         2002 YEAR-END                CUMULATIVE
          FORMATION    UNIT   2003 YEAR END PER UNIT      ESTIMATED       2003       DISTRIBUTIONS
P/SHIP      DATE       SIZE   ESTIMATED VALUATION(2)     VALUATION(2)     TOTAL     THRU 12/31/2003    P/SHIP
--------  ----------  -------------------------------    -------------   --------   ---------------    ------
 III-A    11/21/89     $100           $48.25                $38.45         $9.89         $138.49       III-A
 III-B    01/24/90     $100           $40.28                $33.41         $9.76         $150.18       III-B
 III-C    02/27/90     $100           $52.65                $47.29         $8.14         $113.12       III-C
 III-D    09/05/90     $100           $48.96                $52.80         $9.55         $116.87       III-D
 III-E    12/26/90     $100           $34.73                $43.05         $5.10         $111.14       III-E
 III-F    03/08/91     $100           $54.81                $46.08         $4.72          $83.01       III-F


(1)  This chart must be read in connection with the letter dated February 2, 2004, providing important assumptions and other information on the methodology used to calculate these estimates.
(2)  2003 Year-End estimates use $29.25 per barrel of oil and $5.77 per thousand cubic feet ("MCF") of gas compared to
     $28.00 per barrel and $4.74 per MCF of gas for the 2002 Year-End estimates.
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